UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the Compensation Committee (“Committee”) of the Board of Directors of Duke Energy Corporation (the “Company”) took the actions described below.

Employment Agreement with Mr. James E. Rogers

The Company entered into a new employment agreement with Mr. Rogers, effective February 19, 2009, which generally establishes Mr. Rogers’ compensation and other terms and conditions of employment through December 31, 2013.  The new agreement supersedes Mr. Rogers’ original employment agreement with the Company, which would have expired by its terms effective April 3, 2009.  Mr. Rogers will continue to serve as the President, Chief Executive Officer and Chairman of the Board of Directors of the Company during the term of the agreement, except as described below.

If, during the term of the agreement, the Company eliminates the President position or appoints another individual to serve in such position, Mr. Rogers will cease to serve as President.  If, during the term of the agreement, the Company adopts a policy that its Chief Executive Officer should not serve as Chairman of the Board of Directors, Mr. Rogers will cease to serve as Chairman of the Board of Directors.  In either of these situations, Mr. Rogers would not have “good reason” to terminate employment, which would result in certain benefits described below.

As with his prior agreement, under his new agreement Mr. Rogers does not receive a base salary and he is not eligible to participate in the Company’s cash bonus programs.  Instead, he will be compensated through annual grants of stock options, phantom shares and performance shares, as follows:

•      An option with a value of $1,200,000 for 2009 and $1,600,000 for each of the four subsequent years, in each case vesting ratably in three equal annual installments on each January 1 following the grant.  Mr. Rogers generally may not dispose of any shares acquired upon exercise of any such options until January 1, 2014.  The option for 2009 permits Mr. Rogers to purchase up to 603,015 shares of the Company’s common stock at $14.50 per share.

•      A phantom stock award with a value of $1,500,000 for 2009 and $2,000,000 for each of the four subsequent years, in each case vesting ratably in four equal quarterly installments.  Dividend equivalents are payable currently in cash.  The 2009 phantom share award provides for 103,448 shares of the Company’s common stock.

•      Two performance share awards for each calendar year covered by the new agreement, (i) one based on annual performance metrics consistent with those established for the other named executive officers under the Duke Energy Corporation Executive Short-Term Incentive Plan, with a target value of $1,500,000 ($2,850,000 at maximum performance) for 2009 and a target value of $2,000,000 ($3,800,000 at maximum performance) for each subsequent year, which maximum can be increased by safety goals applicable to other executive officers, and (ii) one based on performance over a three-year performance period based on performance metrics established for the other named executive officers under each year’s long-term incentive program, with a target value of $1,800,000 ($2,700,000 at maximum performance) for 2009 and a target value of $2,400,000 ($3,600,000 at maximum performance) for each of the four subsequent years.  Dividend equivalents are accumulated and paid only if the underlying performance shares become payable.  The 2009 performance share award based on annual performance provides for 103,448 and 196,552 shares of the Company’s common stock at target and maximum performance, respectively, and the 2009 performance share award based on long-term performance provides for 124,138 and 186,207 shares of the Company’s common stock at target and maximum performance, respectively.

The new agreement makes no provision for cash payments upon a termination of employment, whether before or after a change in control of the Company.  The new agreement does provide for the treatment of Mr. Rogers’ outstanding equity awards upon termination of employment, as follows.  If Mr. Rogers’ employment terminates without cause or for good reason (each as defined in the agreement) or by reason of his retirement with the approval of the Board of Directors, then the stock options and phantom stock will continue to vest, and the performance shares will be payable (if at all) at the end of the cycle based on actual performance, determined as if his employment had not terminated.  If Mr. Rogers’ employment terminates for death or disability, then the stock options and phantom stock will vest in full, and the performance shares will be payable (if at all) at the end of the cycle based on actual performance but pro-rated for actual service.  If Mr. Rogers terminates his employment without good reason or retires without the approval of the Board of Directors, the unvested stock options, phantom stock and performance shares will expire immediately, and any previously vested options will expire after 90 days.  If Mr. Rogers’ employment is terminated for cause, all awards will expire immediately.

If a change in control of the Company occurs and Mr. Rogers’ employment is terminated within two years of the change in control, by the Company without cause or by Mr. Rogers for good reason or by reason of his retirement with the approval of the Board of Directors, then notwithstanding the preceding paragraph, the stock options will vest immediately and the phantom stock and performance shares will immediately vest and be paid (in the case of performance shares, based on the target level of performance).  If Mr. Rogers’ employment terminates after the term of the new agreement but before vesting of all options and performance shares, each such award will be subject to the treatment described above, but determined as if termination had occurred during the term of the new agreement, and any termination by Mr. Rogers, other than in anticipation of a termination for cause, will be deemed a termination for good reason.

Mr. Rogers generally is not eligible to participate in the Company’s benefit plans, but he will be permitted to participate in the Company’s medical and dental plans if he pays the required premiums.  Mr. Rogers is entitled to reimbursement for an annual physical examination and reasonable fees incurred in connection with the negotiation of the new employment agreement.  Mr. Rogers can participate in the Company’s charitable matching gift program and he remains entitled to benefits under legacy plans and agreements of Cinergy.  For security reasons, Mr. Rogers is required by the Company to use the Company’s aircraft, whenever feasible, for his business travel.  Mr. Rogers also is permitted to use the Company’s aircraft for his personal travel within North America; however, Mr. Rogers will be required to pay for the cost of personal travel on the Company’s aircraft in accordance with the Company’s policies, except he is not required to pay for the cost of travel to his annual physical examination or to meetings of the board of directors of other companies on whose board Mr. Rogers serves.  Mr. Rogers is responsible for any income taxes resulting from such aircraft usage.  However, to the extent Mr. Rogers incurs expenses associated with his spouse accompanying him on business travel, Mr. Rogers is entitled to reimbursement for those expenses, including payment of a tax gross-up.

The new agreement contains restrictive covenants related to confidentiality, noncompetition and nonsolicitation.  The noncompetition obligations survive for one year following his termination of employment, and the nonsolicitation obligations survive for two years following his termination of employment.

The foregoing summary is qualified in its entirety by reference to the terms of the agreement, a copy of which is attached and incorporated herein by reference.

Certification of 2008 Performance Shares for Mr. James E. Rogers

The Committee certified the performance results with respect to the 2008 tranche of performance shares that were granted to Mr. Rogers on April 4, 2006.  As a result of actual performance compared to pre-established objectives, Mr. Rogers earned 82,540 shares of the Company’s common stock and 41,270 shares of Spectra Energy Corp common stock.  In addition, the Committee determined that Mr. Rogers’ performance share payout should be increased by 5%, consistent with the short-term incentive plan for other eligible employees, due to the fact that there were no work-related employee or contractor fatalities in 2008.  This 5% increase resulted in an additional payout of 4,127 Company shares and 2,063 Spectra Energy shares.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

10.1	Employment Agreement, dated February 19, 2009, by and between Duke Energy Corporation and James E. Rogers
10.2	Form of Phantom Stock Award Agreement, by and between Duke Energy Corporation and James E. Rogers
10.3	Form of Nonqualified Stock Option Agreement, by and between Duke Energy Corporation and James E. Rogers
10.4	Form of Performance Award Agreement, by and between Duke Energy Corporation and James E. Rogers
10.5	Form of Performance Award Agreement
10.6	Form of Phantom Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 25, 2009	By:	/s/Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated February 19, 2009, by and between Duke Energy Corporation and James E. Rogers

10.2	Form of Phantom Stock Award Agreement, by and between Duke Energy Corporation and James E. Rogers

10.3	Form of Nonqualified Stock Option Agreement, by and between Duke Energy Corporation and James E. Rogers

10.4	Form of Performance Award Agreement, by and between Duke Energy Corporation and James E. Rogers

10.5	Form of Performance Award Agreement

10.6	Form of Phantom Stock Award Agreement